For Immediate Release

ZST DIGITAL NETWORKS, INC. ANNOUNCES SHARE REPURCHASE PROGRAM

ZHENGZHOU, CHINA – August 24, 2010 — ZST Digital Networks, Inc. (NASDAQ: ZSTN) (the “Company” or “ZST”), a major developer, manufacturer and supplier of cable systems and commercial GPS products in China, today announced that its Board of Directors has authorized the Company to repurchase outstanding shares of the Company’s common stock in an amount not to exceed $1 million in open market purchases, with block trades being permitted, from time to time in the discretion of the Company’s management and as market conditions allow.

The Company intends to effect the share repurchases in compliance with the Rule 10b-18 under the Securities Exchange Act of 1934.  The acquired shares will be retired and cancelled upon repurchase.

Mr. Bo Zhong, Chairman and Chief Executive Officer of ZST, commented, “The Board’s authorization of the share repurchase program reflects our confidence in the favorable growth outlook for ZST.  As we enter the second half of 2010, the demand for our products and services remains robust, supported by the continued expansion of our end markets.   In addition, our strong second quarter 2010 results and the rapid development of our commercial GPS products give us confidence in the long-term growth prospects of our business. As such, we believe that current share price levels do not fully reflect the fundamental strength of our business and outlook.  We remain committed to maximizing long-term shareholder value, and believe that our stable financial position and healthy balance sheet will allow us to execute a share repurchase program while continuing to invest in our business.”

About ZST Digital Network, Inc.

ZST Digital Networks, Inc. (Nasdaq: ZSTN) is a China-based company, principally engaged in supplying digital and optical network equipment and providing installation services to cable system operators in China.  The Company has developed a line of IPTV devices that are used to provide bundled cable television, Internet and telephone services to residential and commercial customers.  The Company has assisted in the installation and construction of over 400 local cable networks in more than 90 municipal districts, counties, townships, and enterprises. The Company has also launched a commercial line of vehicle tracking devices utilizing our GPS technologies and support services for transport-related enterprises to track, monitor and optimize their businesses.    For more information about ZST Digital Networks, Inc., please visit http://www.shenyangkeji.com.

“Safe Harbor” Statement

The statements in this press release regarding the repurchase of the Company’s common stock are forward looking statements that are subject to risks and uncertainties.  The Company may repurchase all $1 million of its common stock, or no shares of its common stock, or any amount in between, depending on the trading price of its common stock, which may be positively or negatively impacted by the repurchase program, market conditions, determinations following the date of this announcement to use such funds for other purposes, or for other reasons.

This release also contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including, but not limited to, our ability to maintain and increase revenues and sales of our products; our ability to develop and market new products; our strategic investments and acquisitions; compliance and changes in the laws of the People's Republic of China (the "PRC") that affect our operations; our ability to obtain all necessary government certifications and/or licenses to conduct our business; vulnerability of our business to general economic downturn, especially in the PRC; adverse capital and credit market conditions; our ability to meet liquidity needs; and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the factors discussed above and in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Contacts:

Company Contact: ZST Digital Networks, Inc John Chen, Chief Financial Officer Email: jchen@shenyangkeji.com	Investor Relations (US): Taylor Rafferty, LLC Mahmoud Siddig Tel: +1-212-889-4350 Email: zstdigital@taylor-rafferty.com www.taylor-rafferty.com

Investor Relations (US): BPC Financial Marketing John Baldissera Tel: 800-368-1217	Investor Relations (HK): Taylor Rafferty, LLC Ruby Yim Tel: +852-3196-3712 Email: zstdigital@taylor-rafferty.com www.taylor-rafferty.com